UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. )

_________________________

Filed by the Registrant ☒ Filed by a Party other than the Registrant☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

InPoint Commercial Real Estate Income, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

InPoint Commercial Real Estate Income, Inc. InPoint Commercial Real Estate Income, Inc. Annual Meeting of Stockholders Annual Report and Proxy Statement Now Available Online InPoint Commercial Real Estate Income, Inc. (the Company) has filed its annual meeting proxy statement and mailed stockholders a Notice of Internet Availability of Proxy Materials. Stockholders can now view important proxy materials and vote online. The Notice of Internet Availability of Proxy Materials provides stockholders with information to access materials on how to vote by proxy, including their stockholder control number. Please encourage your clients that are stockholders of the Company to vote by proxy to avoid potential delays in holding the annual meeting and extra Company expenses. Helpful Links:

• Annual Report on Form 10-K

• Proxy Statement

• Sample Proxy Card

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For Institutional Use Only. Not for distribution to the public. This email is neither an offer to sell nor a solicitation of an offer to buy securities. The Inland name is a registered trademark being used under license. This material has been distributed by Inland Securities Corporation, member FINRA/SIPC, dealer manager for InPoint Commercial Real Estate Income, Inc. Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, IL 60523